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                                  EXHIBIT 99.1
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              HOMEBASE WILL CHANGE CORPORATE NAME TO HOUSE2HOME;
                       TRADING SYMBOL TO CHANGE TO "HTH"


   -- New Name Reflects Company's Transformation to Home Decorating Retailer --


          Irvine, California -August 31, 2001 - HomeBase, Inc. (NYSE:HBI) today reported that it will change its corporate name to House2Home, Inc., effective September 8, 2001. The company's common stock is expected to begin trading under the new symbol of "HTH" on the New York Stock Exchange at the opening of business on September 10, 2001.


     Earlier this month, the company announced it had completed a multi-phase conversion program that involved closing all of the company's 89 HomeBase home improvement warehouses and converting a total of 42 of those stores to its new House2Home home decorating concept. Following a five-store House2Home pilot program, the company announced, in December 2000, its decision to exit the home improvement sector and transition into the home furnishings market.

          "This is an exciting milestone in the history of our company," said Herbert Zarkin, chairman and chief executive officer. "Our name change reflects a true reinvention of our company and our aggressive pursuit of a new strategic direction. We remain encouraged by the positive customer feedback that House2Home has received and look forward to continuing to build recognition and solidify our competitive positioning in the marketplace by offering our customers tremendous value and an exciting shopping experience."

     About House2Home


     With each store spanning more than 100,000 square feet of retail space incorporating everything to beautify, accessorize and personalize the inside and outside of a home, House2Home is poised to be the home decorating destination for California, Arizona and Nevada shoppers. The Incredible Home Decorating Superstore(TM) incorporates a unique mix of four specialty businesses under one roof:

 . Outdoor living: House2Home makes outdoor living outstanding with more than 30 sets of patio furniture, a variety of barbeques, a wide array of nursery and garden items, outdoor lighting, fountains and other decor;


                                     -more-
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2-2-2

 . Indoor living: Offering custom-order flooring, wall-to-wall carpeting, one-of-a-kind area rugs, 7,100 square feet of lighting, window coverings and home furniture including a children's home furnishings department, each House2Home store has everything for an in-style home;

 . Home decor and accessories: House2Home can dress-up any interior from floor to ceiling with bedding and bath, storage solutions, candles, the largest silk floral department in the Western region and 6,500 square feet of tabletop/kitchenware items at each store;

 . Seasonal and party goods: Offering an array of specialty items for all seasons and occasions - with customized balloon bouquets, as well as holiday merchandise - House2Home creates stylish homes for holidays and special occasions.

     HomeBase, Inc. is a retail company that has just completed the conversion of its HomeBase home improvement warehouses to home decorating superstores under the House2Home name. For more information about the company and its stores, visit the HomeBase web site at www.homebase.com or the House2Home web site at
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www.house2home.com (neither of which shall be deemed to be incorporated in or a
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part of this press release).


Certain matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause results to differ materially from those expressed. Such risks and uncertainties include, but are not limited to, growth of the business segments in which the company operates, its appeal to consumers and economic conditions in the company's markets, and other factors set forth in the company's annual report on Form 10-K for the fiscal year ended January 27, 2001 under the heading "Risk Factors" and in the company's other filings with the Securities and Exchange Commission.
The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.